Exhibit 99.1

FOR IMMEDIATE RELEASE:

GWG Holdings, Inc. Announces Renewal of $100 Million Credit Facility

Minneapolis, MN (February 1, 2013) - GWG Holdings, Inc. (“GWG”) announced today that it has completed the renewal of its $100 million credit facility with DZ Bank AG Deutsche Zentral-Genossenschaftsbank (“DZ Bank”). GWG, together with certain of its subsidiaries, entered into an Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank, as the committed lender and as the agent on behalf of secured parties under such agreement. The Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by the Company’s subsidiary, GWG DLP Funding II, LLC, to December 31, 2014.

“The renewal of the credit facility is an important part of our diversified funding strategy and supports GWG’s growing life insurance finance business,” said GWG’s Chief Executive Officer Jon Sabes. “The support of our lenders in providing credit to GWG, and its subsidiaries, demonstrates the market's continued confidence in GWG’s business.” DZ Bank’s Senior Vice President Jayan Krishnan said “DZ Bank is happy to extend its relationship with GWG. The Bank has been very pleased with the institutional disciplines GWG has implemented over the past several years, which is evidenced by its well constructed portfolio and a world-class servicing platform.”

About GWG Holdings, Inc. (“GWG”): GWG is engaged in the secondary market for life insurance. GWG acquires life insurance policies in the secondary market from policy owners who sell their policies at a price greater than the cash surrender value, but less than the face value of the policy’s benefit. GWG purchases policies, through its subsidiaries, directly from policy owners in the states it is licensed to do so, and through other licensed providers. GWG’s strategy is to acquire a large, diverse portfolio of life insurance policies and continue to pay the premiums and generally hold the policies to maturity, in order to ultimately collect the policy’s face value. For more information about GWG, email: info@gwglife.com, or visit www.gwglife.com.

Certain statements in this press release, such as statements relating to our strategy, may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Some of the risks that could affect the outcome of matters involving forward-looking statements include: changes in the secondary market for life insurance; our limited operating history; the valuation of assets reflected on our financial statements; the reliability of assumptions underlying our actuarial models; our reliance on debt financing; risks relating to the validity and enforceability of the life insurance policies we purchase; our reliance on information provided and obtained by third parties; federal and state regulatory matters; additional expenses, not reflected in our operating history, related to being a public reporting company; competition in the secondary life insurance market; the relative illiquidity of life insurance policies; life insurance company credit exposure; economic outlook; performance of our investments in life insurance policies; financing requirements; litigation risks; and restrictive covenants contained in borrowing agreements.

Although we believe that our assumptions relating to forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the outcomes expressed in our forward-looking statements will prove to be accurate.

Contact

GWG Holdings, Inc.
Legal: Beau Mayfield
Tel: 877.494.2388
Email: bmayfield@gwglife.com

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